UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 28, 2006

DADE BEHRING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50010	36-3989270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 Deerfield Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (847) 267-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02.             Costs Associated with Exit or Disposal Activities

On December 28, 2006, Dade Behring’s board of directors approved a plan to consolidate its Cupertino, California reagent production operations into its Glasgow, Delaware manufacturing facility and streamline the company’s organizational structure, both with the goal of improving the company’s profitability and return on invested capital. The company anticipates closing the Cupertino facility by mid 2008. In connection with the organizational changes and the plant closing, the company expects to eliminate approximately 130 positions and pay severance, relocation and other one-time pre-tax cash costs of approximately $26-28 million, and also incur approximately $1 million of non-cash costs over the next two years. Approximately $19-21 million of the costs will be recognized as a pre-tax charge in the fourth quarter, 2006, with estimated additional pre-tax charges of $3 million in 2007 and $3 million in 2008. In addition, the company anticipates approximately $2 million of capital expenditures that will be depreciated over future periods. Annual pretax savings are estimated to be approximately $15 million in 2009 and beyond.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DADE BEHRING HOLDINGS, INC.

January 4, 2007	By:	/s/ JOHN M. DUFFEY
John M. Duffey
Chief Financial Officer